  As filed with the Securities and Exchange Commission on September 27, 1995
                                                            Registration No. 33-

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 PC QUOTE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                36-3131704
          --------                                ----------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

             300 SOUTH WACKER DRIVE, #3000, CHICAGO, ILLINOIS 60606
             ------------------------------------------------------
   (Address, including zip code, of registrant's principal executive offices)

                       1995 EMPLOYEES' STOCK PURCHASE PLAN
                       -----------------------------------
                             (Full title of plan(s))

                        LOUIS J. MORGAN, PC QUOTE, INC.,
              300 SOUTH WACKER DRIVE, #3000,CHICAGO, ILLINOIS 60606
              -----------------------------------------------------
                     (Name and address of agent for service)

                                 (312) 913-2800
                                 --------------
          (Telephone number, including area code of agent for service)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
 Title of Securities                                 Proposed Maximum         Proposed Maximum
  to be Registered     Amount to be Registered   Offering Price Per Share   Aggregate Offering Price   Amount of Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.001           100,000                   $5.78(1)                $578,000.00(1)                  $199.31
      par value

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the offering price is estimated solely for the purpose of determining the registration fee and is based on the average high and low prices of the common stock on the American Stock Exchange on September 12, 1995, which was $5.78 per share.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     PC Quote, Inc. (the "Company") incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          a. The Company's annual report as Form 10-K for the fiscal year ended December 31, 1994.

          b. All other reports filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since
     December 31, 1994.

          c. The description of the Company's common stock contained in the Company's Proxy Statement dated July 2, 1987.

     All other reports and documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and made a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF CAPITAL STOCK

     Not Applicable

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Act"). The Certificate of Incorporation and By-Laws of the Company provide for indemnification to the fullest extent allowed under Delaware law.

     The directors and officers of the Company are covered by insurance policies indemnifying them against liabilities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.   EXHIBITS

EXHIBIT
NUMBER                                       DESCRIPTION
-------                                      -----------

  4(a) Certificate of Incorporation of the Company (filed as Appendix B to the Company's Proxy Statement dated July 2, 1987 and incorporated herein by reference).

  4(b)              1995 Employees' Stock Purchase Plan.

  5                 Opinion of Wildman, Harrold, Allen & Dixon

  24(a)             Consent of Independent Auditors.

  24(b) Consent of Wildman, Harrold, Allen & Dixon (included in its opinion filed as Exhibit 5).

  25                Power of Attorney (see page 5).

ITEM 9.   UNDERTAKINGS

     a. The Company hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     b. The Company hereby undertakes that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. The Company hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     d. The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     e. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware Corporation Law, the Certificate of Incorporation of the Company and the By-Laws of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 21, 1995.


                                 By: /s/ Louis J. Morgan
                                     --------------------------------------
                                     Louis J. Morgan, Chairman of the Board
                                     and Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each of the undersigned officers and directors hereby constitutes and appoints Louis J. Morgan and Richard F. Chappetto and each of them, his true and lawful attorney-in-fact and grants, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effect amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all acts and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature:                    Title:              Date:
----------                    ------              -----

/s/ Louis J. Morgan           Chairman of the     September 21, 1995
-------------------------     Board and Chief
Louis J. Morgan               Executive Officer
                              (Principal Executive
                              Officer)

/s/ Richard F. Chappetto      Chief Financial     September 21, 1995
--------------------------    Officer (Principal
Richard F. Chappetto          Financial and
                              Accounting Officer)


/s/ Paul DiBiasio             Director            September 21, 1995
--------------------------
Paul DiBiasio

                              Director            September 21, 1995
-------------------------
M. Blair Hull


/s/ Ronald Langley            Director            September 21, 1995
-------------------------
Ronald Langley


                              Director            September 21, 1995
-------------------------
Alexander R. Piper, III

                           EXHIBIT INDEX

EXHIBIT NUMBER      DESCRIPTION
--------------------------------------------------------------------------------
  4(b)              Stock Purchase Plan

  5                 Opinion of Wildman, Harrold, Allen & Dixon

  24(a)             Consent of Independent Auditors

  24(b) Consent of Wildman, Harrold, Allen & Dixon (included in its opinion filed as Exhibit 5)